Exhibit 99.1
BRINKER INTERNATIONAL, INC. ANNOUNCES CEO RETIREMENT AND SUCCESSION PLAN
WYMAN ROBERTS TO RETIRE, KEVIN HOCHMAN APPOINTED AS SUCCESSOR

DALLAS, May 16, 2022 – Brinker International, Inc. (NYSE: EAT) announced today that Wyman Roberts will retire as Chief Executive Officer and President of the company, President of Chili’s® Grill & Bar and as a member of the Board of Directors effective June 5, 2022. Roberts, 63, will continue to serve the company in an advisory role for 12 months as part of the company’s succession plan.

The Board of Directors appointed Kevin Hochman, 48, as President and CEO of Brinker International, President of Chili’s, and as a member of the Board of Directors effective June 6, 2022.

“After an extended search for a successor, the Board is pleased to have Kevin serve as Brinker’s next CEO,” said Joe DePinto, Chairman of the Board. “Kevin is a talented leader and innovative thinker with strategic vision, passion and a successful track record of building brands. We are confident he will create shareholder value and maintain the company’s culture as we work to bring Chili’s, Maggiano’s and our virtual brands to even more Guests.”

“On behalf of the Board of Directors and tens of thousands of Team Members, I want to thank Wyman for his dedication and leadership at Brinker for the last 17 years,” said DePinto. “Wyman is a leader with that special ability to make big strategic decisions in a way that makes individual Guests feel special at tables in our restaurants around the world. His investment in people and the next generation of leaders, alongside his investment in operating systems and new technologies, have grown our brands through unpredictable challenges and set up our company for continued success in the future. Wyman leaves a legacy that will continue to positively impact Brinker, its Team Members and Guests for years to come.”

Roberts has served as Chief Executive Officer and President of the company and as a member of the Board of Directors since January 2013, and in various other executive roles with the company since August 2005, including President of Chili’s, Chief Marketing Officer of Brinker and President of Maggiano’s Little Italy®.

“Since starting with Brinker 17 years ago, I have been inspired by the passion for making Guests feel special that our ChiliHeads, Maggiano’s Teammates and BrinkerHeads bring to our restaurants every single day,” said Roberts. “It has been a privilege to lead and be a part of this great company. I am impressed with Kevin’s character and leadership skills, and I look forward to seeing him take our company to the next level of success as we make this transition.”

Known as an exceptional brand builder and innovation leader, Hochman brings substantial experience and expertise to Brinker. Hochman most recently served as President and Chief Concept Officer of KFC, U.S., having been appointed to that position in March 2017. He concurrently served as President of Pizza Hut, U.S. from December 2019 to January 2022, and previously served as Chief Marketing Officer of KFC, U.S. from January 2014 to February 2017. Prior to that Hochman worked at Procter & Gamble for more than 18 years in various brand management and marketing roles.

“I am honored to be appointed Brinker’s President and CEO and appreciate the support of Wyman and the Board,” said Hochman. "I've been very impressed with our operations and technology and see huge potential for growing our iconic Chili's and Maggiano's brands. Brinker's mission is about making people feel special, and that's something I've tried to do throughout my career. I look forward to working with our Brinker team to accelerate growth by creating lasting and more frequent connections with our Guests and Team Members."

Exhibit 99.1
About Brinker International, Inc.

Brinker International, Inc. (NYSE: EAT) is one of the world’s leading casual dining restaurant companies and home of Chili’s® Grill & Bar, Maggiano’s Little Italy® and two virtual brands: It’s Just Wings® and Maggiano’s® Italian Classics. Founded by Norman Brinker in Dallas, Texas, we’ve ventured far from home, but stayed true to our roots. Brinker owns, operates or franchises more than 1,600 restaurants in 29 countries and two U.S. territories. Our passion is making people feel special, and we hope you feel that passion each time you visit one of our restaurants or invite us into your home through takeout or delivery. Learn more about Brinker and its brands at brinker.com.

Forward Looking Statements

The statements and tables contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only based on our current plans and expectations as of the date such statements are made, and we undertake no obligation to update forward-looking statements to reflect events or circumstances arising after the date such statements are made. Forward-looking statements are neither predictions nor guarantees of future events or performance and are subject to risks and uncertainties which could cause actual results to differ materially from our historical results or from those projected in forward-looking statements. Such risks and uncertainties include, among other things, uncertainty of the magnitude, duration, geographic reach and impact of the coronavirus ("COVID-19") pandemic on local, national and global economies; the current, and uncertain future, impact of the COVID-19 pandemic and governments' responses to it on our industry, business, growth, reputation, projections, prospects, financial condition, operations, cash flows, and liquidity; the impact of competition; changes in consumer preferences; consumer perception of food safety; reduced disposable income; unfavorable publicity; increased minimum wages; governmental regulations; the impact of mergers, acquisitions, divestitures and other strategic transactions; the Company's ability to meet its business strategy plan; loss of key management personnel; failure to hire and retain high-quality restaurant management; the impact of social media; failure to protect the security of data of our guests and team members; product availability; regional business and economic conditions; litigation; franchisee success; inflation; changes in the retail industry; technology failures; failure to protect our intellectual property; outsourcing; impairment of goodwill or assets; failure to maintain effective internal control over financial reporting; actions of activist shareholders; adverse weather conditions; terrorist acts; health epidemics or pandemics (such as COVID-19); and tax reform; as well as the risks and uncertainties described in "Risk Factors" in our Annual Report on Form 10-K and future filings with the Securities and Exchange Commission.